UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 24, 2013

SPAN-AMERICA MEDICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

South Carolina	0-11392	57-0525804
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

70 Commerce Center, Greenville, South Carolina	29615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(864) 288-8877

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.  Material Modification to Rights of Security Holders.

The Amended & Restated Shareholder Rights Agreement, dated March 24, 2003, as amended by Amendment No. 1 thereto dated November 19, 2003, between Span-America Medical Systems, Inc. (the “Company”) and American Stock Transfer & Trust Company as Rights Agent (the “Rights Plan”), and all common stock purchase rights (the “Rights”) distributed to holders of the Company’s common stock pursuant to the Rights Plan, expired by their respective terms at 5:00 pm (New York City time) on March 24, 2013. Accordingly, the Rights Plan and the Rights are of no further force and effect.

The Amended & Restated Shareholder Rights Agreement and Amendment No. 1 thereto are filed as Exhibit 4.1 to the Company’s Form 8-K filed on March 24, 2003 and Exhibit 4.1 to the Company’s Form 8-K filed on December 2, 2003, respectively, which are incorporated herein by reference. The terms of the Rights Plan and the Rights are summarized in the Company’s Amendment No. 1 to Form 8-A dated March 24, 2003, and Amendment No. 2 to Form 8-A dated December 2, 2003, which descriptions are incorporated herein by reference and which are qualified in their entireties by reference to the Rights Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPAN-AMERICA MEDICAL SYSTEMS, INC.
(Registrant)
Date: March 25, 2013
	By:	/s/ Richard C. Coggins
Richard C. Coggins Chief Financial Officer